Exhibit 10(n) Fourth Amendment to Credit Agreement

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 30, 2005 (this “Amendment”), is among KEITHLEY INSTRUMENTS, INC., an Ohio corporation (the “Company”), Subsidiary Borrowers (referred to below and collectively with the Company, the “Borrowers”), the Lender (as referred to below) and JPMORGAN CHASE BANK, N.A., a national banking association, successor by merger with Bank One, NA, (Main Office Columbus), as Agent for the Lender (in such capacity the “Agent”).

RECITALS

A. The Company, certain Subsidiary Borrowers party thereto, the Lender party thereto and Agent are parties to a Credit Agreement, dated as of March 30, 2001, as amended by a First Amendment to Credit Agreement dated as of August 1, 2002, as amended by a Second Amendment to Credit Agreement dated as of March 28, 2003, as amended by a Third Amendment to Credit Agreement dated as of March 30, 2004 (as now and hereafter amended, the “Credit Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

B. The Borrowers desire to amend the Credit Agreement and the Agent and the Lender are willing to do so strictly in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

1. ARTICLE 1.
AMENDMENTS

Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

1.1 The definition of “Applicable Margin” in Section 1.1 shall be amended and restated to read as follows:

“Applicable Margin” means (i) with respect to Loans denominated in Dollars at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule, and (ii) with respect to Eurocurrency Loans denominated in any Agreed Currency other than Dollars, the margin quoted by the Agent and agreed to by the Company at the time such Eurocurrency Loan is requested.

1.2 The definition of “Facility Termination Date” in Section 1.1 shall be amended and restated to read as follows:

“Facility Termination Date” means March 31, 2008 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.26 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.3 The following definitions shall be added to Section 1.1 in appropriate alphabetical order:

“Consolidated Interest Coverage Ratio” means the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, calculated as of the last day of each fiscal quarter of the Company for the four consecutive fiscal quarters then ending.

“Pricing Schedule” means the Schedule attached hereto identified as such.

1.4 Section 2.5 shall be amended by deleting the reference in line three therein to “one-quarter of one percent” and inserting “one-eighth of one percent” in place thereof.

1.5 A new Section 2.26 shall be added at the end of Article II to read as follows:

2.26. Extension of Facility Termination Date. The Borrower may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent (an “Extension Request”) no more than 90 and no less than 30 days prior to March 31 of each year, commencing March 31, 2006. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than March 16 of each year. If the consent of each of the Lenders is received by the Agent, the Facility Termination Date shall be extended by one year and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date.

1.6 Section 5.4 shall be amended and restated in its entirety to read as follows:

5.4 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

1.7 Section 5.5 shall be amended by deleting the reference therein to “September 30, 2000” and inserting “September 30, 2004” in place thereof.

1.8 A Pricing Schedule shall be added to the Credit Agreement in the form of the Pricing Schedule attached to this Amendment.

2. ARTICLE 2.
REPRESENTATIONS

Each Borrower represents and warrants to the Agent and the Lender that:

2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of March 30, 2005 with the same force and effect as if made on and as of March 30, 2005.

2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

3. ARTICLE 3.
CONDITIONS OF EFFECTIVENESS

This Amendment shall not become effective until each of the following has been satisfied:

3.1 This Amendment shall be signed by each Borrower, the Agent and the Lender.

3.2 The Company shall have paid an amendment fee to the Agent in the amount of $2,500.

4. ARTICLE 4.
MISCELLANEOUS.

4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

4.3 Each Borrower acknowledges and agrees that the Agent and the Lender have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Lender are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.

4.4 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 30, 2005.

KEITHLEY INSTRUMENTS, INC.

By: /s/ Mark J. Plush

Its: Vice President & Chief Financial Officer

KEITHLEY INSTRUMENTS GmbH

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INSTRUMENTS SARL

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INSTRUMENTS LTD.

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INSTRUMENTS SRL

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INSTRUMENTS BV

By: /s/ Mark J. Plush

Its: Director

KEITHLEY INSTRUMENTS SA

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INSTRUMENTS KK

By: /s/ Mark J. Plush

Its: Managing Director

KEITHLEY INTERNATIONAL
INVESTMENT CORP.

By: /s/ Mark J. Plush

Its: Director / Secretary Treasurer

JPMORGAN CHASE BANK, N.A., successor by merger with Bank One, NA (Main Office Columbus), as Agent, LC Issuer and Lender

By: /s/ Henry W. Centa

Its: Senior Vice President

PRICING SCHEDULE

Applicable
Margin	Level I Status	Level II Status

Eurocurrency Rate (Dollar denominated)	0.40%	0.75%

Floating Rate	0%	0%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Consolidated Interest Coverage Ratio is greater than or equal to 3.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Company has not qualified for Level I Status.

“Status” means either Level I Status or Level II Status.

The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.